EXHIBIT INDEX


EXHIBIT                 DESCRIPTION                            PAGE NO.


4(a)    Amended Articles of Incorporation (amended           Incorporated
        April 17, 1997) of the Registrant (filed as          herein by
        Exhibit 3 to the Registrant's Quarterly Report       reference
        on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference).

4(b)    Amended Code of Regulations (amended April 21,       Incorporated
        1988) of the Registrant (filed as Exhibit 3 to       herein by
        the Registrant's Annual Report on Form 10-K          reference
        for the year ended December 31, 1997 and incorporated herein by reference).

4(c)    Aeroquip-Vickers, Inc. Directors' Retirement           10-18
        Plan, as Amended.

4(d)    Rights Agreement, dated January 26, 1989, by         Incorporated
        and between the Registrant (formerly named           herein by
        TRINOVA Corporation) and First Chicago Trust         reference
        Company of New York (filed as Exhibit 2 to
        Form 8-A filed January 27, 1989 and
        incorporated herein by reference), as amended by the First Amendment to Rights Agreement
        (filed as Exhibit 5 to Form 8 filed on July 1,
        1992 and incorporated herein by reference).

5       Opinion as to the legality of the securities being      19-20
        registered.

23(a)   Consent of Independent Auditors.                          21

23(b)   The consent of counsel concerning use of the         Incorporated
        legal opinion as an exhibit to this Registration     herein by
        Statement is included in the opinion filed           reference
        herewith as Exhibit 5.

24      Power of Attorney.                                        22




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